UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 7, 2014

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 7, 2014, American Independence Corp. issued a press release announcing results of operations for the three months and six months ended June 30, 2014, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated August 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	August 7, 2014

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: ADAM C. VANDERVOORT
485 MADISON AVENUE	(646) 509-2156
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2014 SECOND-QUARTER AND SIX-MONTH RESULTS

New York, New York, August 7, 2014.  American Independence Corp. (NASDAQ: AMIC) today reported 2014 second-quarter and six-month results.

Financial Results

AMIC reported net income of $0.5 million ($.06 per diluted share) for the three months ended June 30, 2014 compared to $1.4 million ($.17 per diluted share) for the three months ended June 30, 2013.  AMIC reported net income of $1.1 million ($.14 per diluted share) for the six months ended June 30, 2014 compared to $1.9 million ($.24 per diluted share) for the six months ended June 30, 2013.

Revenues increased to $40.0 million for the three months ended June 30, 2014 compared to revenues of $37.4 million for the three months ended June 30, 2013, primarily due to an increase in premiums and fee income.  Revenues increased to $83.1 million for the six months ended June 30, 2014 compared to revenues of $72.7 million for the six months ended June 30, 2013, primarily due to an increase in premiums, fee income and agency income.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are pleased with the continuing growth in earned premium and with the profitability of business written by IHC Risk Solutions. We attribute the growth in our direct distribution to our enhanced sales force, focused underwriting and employer groups moving from fully insured to self-funding as they consider alternatives as a result of health care reform.  We expect continued improvement in this line of business, as evidenced by the 32% growth in our direct business written for the twelve months ended July 31, 2014, while maintaining consistent profit margins on a growing premium base.  We are also encouraged by the growth in our pet insurance and non-subscriber occupational accident lines, and we anticipate this increase in premiums to continue throughout 2014.  With respect to our operating companies, we did experience a reduction in revenues as a result of the Affordable Care Act, which we are addressing, and an increase in expense as we build out the direct-to-consumer distribution that will be essential to our future growth as a specialty health company. Our financial condition and balance sheet remain strong.  We have no debt and have grown our book value to $10.84 per share at June 30, 2014 from $10.44 per share at December 31, 2013.”

Change in Accounting Principle

AMIC was acquired in a series of transactions by Independence Holding Company (“IHC”) beginning in 2002 with a 19.9% equity investment and culminating in its current ownership of 90%.  In March 2010, IHC increased its ownership to over 50% and, in accordance with generally accepted accounting principles in the United States ("GAAP"), IHC established a new basis for AMIC's assets and liabilities in IHC's consolidated financial statements based on the fair value of AMIC's identifiable assets and liabilities assumed at that time. AMIC did not "push down" the new basis for its assets and liabilities; instead, AMIC maintained its historical basis in its assets and liabilities for the purpose of issuing its separate standalone financial statements. Accordingly, the reporting basis for AMIC's assets and liabilities included in the consolidated financial statements of IHC were different from the reporting basis for AMIC's assets and liabilities included in AMIC's previously reported separate standalone financial statements.  During the second quarter of 2014, due to the lifting of certain restrictions and requirements relating to IHC’s ownership of AMIC stock, AMIC has elected, for all periods presented, to reflect IHC's basis.

As a result of the above-mentioned change in accounting principle, the consolidated financial statements and financial information of AMIC reported prior to June 30, 2014 are not directly comparable to the financial statements and financial information of AMIC included in this news release.  The differences relate to the write-off of goodwill, basis differences in intangible assets and related amortization, other assets, other investments, non-controlling interests in subsidiaries, taxes and related tax provisions, net income, additional paid-in capital, retained earnings and total shareholders' equity (including a corresponding change in book value per share).  See Notes to Condensed Consolidated Financial Statements included in the June 30, 2014 Form 10-Q for the impact of this adoption on AMIC's condensed consolidated balance sheets and condensed consolidated statements of income at and for the periods ended December 31, 2013 and June 30, 2013.  The restatement resulted in the reduction of book value per share to correspond with IHC’s carrying basis in AMIC.

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers pet insurance, non-subscriber occupational accident, short-term medical, medical stop-loss, group and individual, dental and various supplemental products.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries IPA Family, LLC, healthinsurance.org, LLC, IHC Specialty Benefits, Inc., and IPA Direct, LLC.  AMIC markets medical stop-loss through its marketing and administrative company IHC Risk Solutions, LLC.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal and state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.  AMIC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

American Independence Corp.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Premiums earned	$33,644	$31,618	$66,128	$61,614
Fee and agency income	5,561	4,688	15,537	8,935
Net investment income	565	501	1,101	1,005
Net realized investment gains	235	387	283	927
Other income	15	180	58	254

Revenues	40,020	37,374	83,107	72,735

Insurance benefits, claims and reserves	20,997	20,194	42,783	41,427
Selling, general and administrative expenses	17,839	14,397	37,488	27,001
Amortization and depreciation	434	471	862	912

Expenses	39,270	35,062	81,133	69,340

Income before income tax	750	2,312	1,974	3,395
Provision for income taxes	307	747	649	1,044

Net income	443	1,565	1,325	2,351
Less: Net income attributable to the non-controlling interest	14	(201)	(226)	(433)

Net income attributable to American Independence Corp.	$457	$1,364	$1,099	$1,918

Basic income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.06	$.17	$.14	$.24

Weighted-average shares outstanding	8,076	8,073	8,075	8,079

Diluted income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.06	$.17	$.14	$.24

Weighted-average diluted shares outstanding	8,101	8,076	8,100	8,079

American Independence Corp.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30,	December 31,
ASSETS:	2014	2013
Investments:
Securities purchased under agreements to resell	$4,899	$3,563
Trading securities	1,387	859
Fixed maturities available-for-sale, at fair value	71,913	68,222
Equity securities available-for-sale, at fair value	1,001	988

Total investments	79,200	73,632

Cash and cash equivalents	4,355	4,424
Restricted cash	16,988	10,067
Accrued investment income	659	604
Premiums receivable	13,305	14,364
Net deferred tax asset	10,534	11,172
Due from reinsurers	6,885	7,549
Intangible assets	10,630	11,408
Accrued fee income	2,938	2,332
Due from securities brokers	315	172
Other assets	15,146	17,450

TOTAL ASSETS	$160,955	$153,174

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$33,003	$35,252
Premium and claim funds payable	16,988	10,067
Commission payable	5,638	5,455
Accounts payable, accruals and other liabilities	11,184	13,251
State income taxes payable	547	544
Due to securities brokers	1,883	45
Due to reinsurers	1,285	1,177

Total liabilities	70,528	65,791

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued
and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares
issued, respectively; 8,079,215 and 8,072,548 shares outstanding, respectively	92	92
Additional paid-in capital	79,721	79,694
Accumulated other comprehensive loss	(20)	(2,152)
Treasury stock, at cost, 1,102,578 and 1,109,245 shares, respectively	(10,243)	(10,305)
Retained earnings	18,014	16,970
Total American Independence Corp. stockholders’ equity	87,564	84,299
Non-controlling interest in subsidiaries	2,863	3,084
Total equity	90,427	87,383
TOTAL LIABILITIES AND EQUITY	$160,955	$153,174